Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC.

ANNOUNCES SECOND QUARTER 2007 EARNINGS

Charlottesville, VA, July 31, 2007 - Virginia Financial Group, Inc. (NASDAQ: VFGI) (VFG) today reported second quarter 2007 earnings of $4.5 million, down 13.3% from $5.2 million for the second quarter of 2006, and up sequentially 13.0% from $4.0 million in the first quarter of 2007. Net income per diluted share was $.42, down 12.5% from $.48 for the same period in 2006 and up 13.5% from $.37 in the first quarter of 2007. VFG’s earnings for the second quarter of 2007 produced an annualized return on average assets (ROA) of 1.15% and an annualized return on average equity (ROE) of 11.82%, compared to prior year ratios of 1.35% and 14.74%, respectively. For the first six months of 2007, net income was $8.6 million, down 11.8% from $9.7 million for the same period in 2006. Net income per diluted share was $.79, down 11.2% from $.89 for the first six months of 2006. ROA and ROE for the six month period was 1.08% and 11.31%, respectively, compared to 1.27% and 13.93% for the same period in 2006.

O.R. Barham, Jr., President and CEO, commented, “We are pleased with the sequential earnings growth, and achieved some improvements on a number of fronts. The housing and real estate market conditions continue to have some impact on our balance sheet from a growth standpoint, although asset quality continues to hold up well. We had some expansion of our net interest margin during the quarter, but will need to reestablish our balance sheet growth in order to maintain it. We continue to see good growth in noninterest income which is encouraging. We are beginning to see the benefit of several corporate initiatives to improve efficiency, which should accelerate during the remainder of the year.”

Financial Performance

Net Interest Income

Net interest income amounted to $14.9 million for the second quarter of 2007, down $326 thousand or 2.1% compared with $15.2 million for the same quarter in 2006. Net interest margin compression of thirteen basis points when compared to the same quarter in the prior year, coupled with a lower rate of growth in average earning assets, led to this decrease. The net interest margin for the second quarter of 2007 was 4.22%, up seventeen basis points compared to 4.05% for the first quarter of 2007, and down thirteen basis points when compared to 4.35% for the second quarter of 2006. Normalizing the net interest margin for an interest adjustment on a participation loan recorded during the period would have resulted in a net interest margin of 4.13% for the current quarter. Asset yields rose sequentially, with an average yield on assets of 6.99% for the second quarter of 2007, compared to 6.92% for the first quarter of 2007 and 6.62% for the second quarter of 2006. On a linked quarter basis, the average cost of interest bearing deposits decreased to 3.43% for the second quarter of 2007, as compared to 3.51% for the first quarter of 2007, and increased fifty-nine basis points when compared to 2.84% for the second quarter of 2006. Average balances in VFG commercial paper increased to $69.6 million for the second quarter of 2007 at a cost of 4.50%, compared to $48.5 million at a cost of 4.40% for the second quarter of 2006 and increased on a linked quarter basis as compared to $63.8 million at a cost of 4.73% for the first quarter of 2007. Average balances in FHLB advances increased to $73.6 million for the second quarter of 2007 at a cost of 5.20%, compared to $55.5 million at a cost of 4.50% for the second quarter of 2006, and increased on a linked quarter basis compared to $62.2 million at a cost of 5.00%. For the six months ended June 30, 2007, net interest income was $29.3 million, a decrease of $836 thousand or 2.8% from $30.1 million for the same period in 2006. The net interest margin for the six month period ended June 30, 2007 was 4.14%, compared to 4.35% for the same period in 2006. Continuing pressures of a flat yield curve affecting the entire industry and our increased costs related to short-term wholesale funding are key reasons for the decline in our margin.

Non-Interest Income

Total non-interest income was $4.3 million for the second quarter of 2007, up 11.8% compared with $3.9 million for the second quarter of 2006 and up sequentially 13.3% compared with $3.8 million for the first quarter of 2007. Retail banking fee income increased $153 thousand or 8.7% to $1.9 million, compared to $1.8 million in the second quarter of 2006. Mortgage banking revenue amounted to $645 thousand, a decrease of $208 thousand or 24.4%, as compared to $853 thousand for the second quarter of 2006, and up sequentially $46 thousand or 7.7% from the first quarter of 2007. Revenues from trust and brokerage for the second quarter were $1.2 million, up $199 thousand or 20.9% compared to $1.0 million in the second quarter of 2006, and up sequentially $67 thousand or 6.2% from the first quarter of 2007. Fiduciary and brokerage assets under management were $633 million at June 30, 2007, up slightly from $628 million at March 31, 2007. Included in other non-interest income during second quarter 2007 was income associated with an investment in bank owned life insurance of $121 thousand for second quarter 2007 and $240 thousand for the six month period, compared to none in 2006 for both periods.

Non-interest Expense

Non-interest expense for the second quarter of 2007 amounted to $12.9 million, up $1.4 million or 12.2% from $11.5 million for the same period in 2006, and up sequentially $567 thousand or 4.6% from the first quarter of 2007. Marketing and professional fee increases as compared to the first quarter of 2007 are attributable to a company wide direct mail marketing initiative. Total nonrecurring costs associated with the previously announced asset reallocation initiative and charter consolidation amounted to $152 thousand during the second quarter. For the six month period ended June 30, 2007, non-interest expense amounted to $25.1 million, an increase of $2.5 million or 11.1% over $22.6 million for the same period in 2006. This increase reflects incremental operating costs primarily in compensation, occupancy and supplies of $1.2 million associated with four branches and two loan production offices during 2006 and 2007, respectively. VFG’s efficiency ratio was 64.9% for the quarter, compared to 58.5% for the same quarter in 2006. For the six month period ended June 30, 2007, the efficiency ratio was 65.2%, compared to 59.0% for the same period in 2006. Excluding the impact of nonrecurring revenue and expense items noted above, the efficiency ratio was 65.2% and 64.8% for the quarter and six month period, respectively.

Loan Portfolio

Average loans for the second quarter were $1.19 billion, down $23.1 million or 1.8% from the second quarter of 2006, and down sequentially from $1.22 billion for the first quarter of 2007. Likewise, period end loans were down $23.2 million or 1.9% for the quarter, and down $5.0 million or 0.4% over the last twelve months. The portfolio continues to be impacted by payoff activity and a slow down in the commercial and residential real estate markets. In addition, underwriting standards for acquisition and development lending have been modified in response to increased risk given current market conditions. Loan growth is expected to improve in the third quarter, supported by positive initial results from our new loan production office in Richmond, Virginia.

Deposits and Borrowings

Average deposits for the second quarter were $1.24 billion, down $19.5 million or 1.5% from the second quarter of 2006, and down sequentially $44.6 million from the first quarter of 2007. Period end deposits were also down $41.4 million or 3.2% sequentially. Decreases were noted in each category. Demand deposit accounts, while decreasing due to some commercial balance fluctuation, experienced improved growth in account openings as a result of the direct mail initiative. Average certificates of deposits were down $26.3 million or 4.2% sequentially, with the average cost of such funding improving from 4.40% to 4.35% for the period. Average borrowings for the second quarter amounted to $172.9 million, an increase of $29.0 million or 20.2% compared to the same period in 2006, and up sequentially $18.1 million or 11.7% from the first quarter of 2007.

Capital

At June 30, 2007 VFG had total assets of $1.58 billion, compared to $1.59 billion at June 30, 2006. Shareholder’s equity at June 30, 2007 was $155.0 million, an increase of $12.8 million or 9.0% compared to June 30, 2006. Shareholder’s equity represented 9.79% of total assets at June 30, 2007, while tangible equity capital represented 8.79% of tangible assets at June 30, 2007. Book value at June 30, 2007 was $14.36 per share, compared to $13.21 at June 30, 2006.

Asset Quality

VFG’s ratio of non-performing assets as a percentage of total assets amounted to 0.20% as of June 30, 2007, compared to 0.16% at June 30, 2006 and 0.17% at March 31, 2007. Net charge-offs as a percentage of average loans receivable amounted to 0.00% for the quarter ended June 30, 2007, compared to net recoveries of (0.01%) for the same period in 2006. At June 30, 2007, the allowance for loan losses was approximately five times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.21%. VFG did not record a provision for loan losses for the second quarter, compared to $100 thousand for the three months ended June 30, 2006. The reduction in provision is a result of loan contraction experienced during the quarter and continuing strength in asset quality. For the six month period, the provision for loan losses amounted to $165 thousand, compared to net charge-offs of $170 thousand for the period.

Merger with FNB Corporation

VFG previously announced on July 26, 2007 that it had entered into a definitive agreement with FNB Corporation to combine in a merger of equals transaction, creating the largest independent bank holding company headquartered in the Commonwealth of Virginia.

Under the terms of the merger agreement, FNB shareholders will receive 1.5850 shares of VFG common stock for each of their shares of FNB common stock, with each share of VFG common stock becoming one share of common stock of the resulting holding company. FNB and VFG will consolidate their banking subsidiaries into one state-chartered bank. Both the resulting holding company and its banking subsidiary will be renamed and will initially consist of 67 full-service banking offices, total assets of over $3 billion and total deposits of approximately $2.6 billion. In addition, the resulting company’s combined trust and wealth management unit will have approximately $1 billion in assets under management. The resulting holding company will be headquartered in Charlottesville, Virginia, with its banking subsidiary and operations center headquartered in Christiansburg, Virginia. The resulting holding company will be governed by a Board of Directors of up to 24 directors, with equal representation from FNB and VFG. The banking subsidiary’s Board of Directors will also have equal representation from FNB and VFG. Current FNB President and Chief Executive Officer William P. Heath, Jr. will serve as Chairman of the Board for the resulting holding company. Current VFG President and Chief Executive Officer O. R. Barham, Jr. will serve as President and Chief Executive Officer for the resulting holding company. Gregory W. Feldmann, current FNB Chief Operating Officer and President and Chief Executive Officer of FNB’s subsidiary, First National Bank, will serve as President and Chief Executive Officer of the resulting banking subsidiary. Raymond D. Smoot, Jr., current Chairman of the Board of FNB’s First National Bank, will serve as Chairman of the Board of the resulting banking subsidiary. Current VFG Executive Vice President and Chief Operating Officer Litz Van Dyke will serve as Executive Vice President and Chief Operating Officer for the resulting holding company, and current VFG Executive Vice President and Chief Financial Officer Jeffrey W. Farrar will serve as Executive Vice President and Chief Financial Officer for the resulting holding company.

The merger is subject to customary closing conditions, including approval by VFG’s and FNB’s shareholders and by both companies’ regulatory agencies. It is expected to be completed during the last quarter of 2007.

“VFG and FNB share similar cultures and visions for the future. We look forward to integrating the companies and creating a strong platform for expanding the combined company’s branch network and ultimately seeking acquisition opportunities and merger partners. We believe our customers will appreciate the expanded geographic footprint, and the communities we serve will benefit from our enhanced ability to compete in the marketplace. Our employees will be partnered with a larger, more vibrant company with more opportunities for advancement, and we believe our shareholders will benefit from significant increased earnings opportunities. The merger will provide a combination of both fast growing and stable markets across a contiguous franchise,” said Ed Barham, President and Chief Executive Officer of VFG.

In connection with the proposed merger, VFG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of VFG common stock to be issued to the shareholders of FNB. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of VFG and FNB seeking their approval of the merger. In addition, each of VFG and FNB may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104 Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or by accessing

VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents”. The information on VFG’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

About VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of forty branches and two loan production offices serving Northern, Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP.”

Caution Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	6/30/2007	6/30/2006
INCOME STATEMENT
Interest income - taxable equivalent	$25,604	$23,970	6.82%
Interest expense	10,151	8,222	23.46%
Net interest income - taxable equivalent	15,453	15,748	-1.87%
Less: taxable equivalent adjustment	538	506	6.32%
Net interest income	14,915	15,242	-2.15%
Provision for loan and lease losses	—	100	-100.00%
Net interest income after provision for loan and lease losses	14,915	15,142	-1.50%
Noninterest income	4,336	3,879	11.78%
Noninterest expense	12,854	11,455	12.21%
Provision for income taxes	1,856	2,326	-20.21%
Net income	$4,541	$5,240	-13.34%
PER SHARE DATA
Basic earnings	$0.42	$0.49	-14.29%
Diluted earnings	$0.42	$0.48	-12.50%
Shares outstanding	10,792,797	10,771,778
Weighted average shares -
Basic	10,792,467	10,770,557
Diluted	10,817,882	10,849,504
Dividends paid on common shares	$0.16	$0.15
PERFORMANCE RATIOS
Return on average assets	1.15%	1.35%	-14.81%
Return on average equity	11.82%	14.74%	-19.81%
Return on average realized equity (A)	11.76%	14.48%	-18.78%
Net interest margin (taxable equivalent)	4.22%	4.35%	-2.99%
Efficiency (taxable equivalent) (B)	64.85%	58.53%	10.80%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,501	$13,941
Provision for loan losses	—	100
Charge offs	(34)	(53)
Recoveries	28	55
Net (charge-offs) recoveries	(6)	2
End of period	$14,495	$14,043
Non-performing assets:
Non-accrual loans	$3,139	$2,339
Loans 90+ days past due and still accruing	—	—
Foreclosed assets	—	38
Troubled debt restructurings	—	113
Total non-performing assets	$3,139	$2,490
to total assets:	0.20%	0.16%
to total loans plus foreclosed assets:	0.26%	0.21%
Allowance for loan losses to total loans	1.21%	1.17%
Net charge-offs (recoveries)	$6	$(2)
Net charge-offs (recoveries) to average loans outstanding	0.00%	(0.01)%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Excludes gains or losses on securities, fixed assets and foreclosed assets.

(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent
	For the Six Months Ended		Increase
	6/30/2007	6/30/2006	(Decrease)
INCOME STATEMENT
Interest income - taxable equivalent	$51,099	$46,601	9.65%
Interest expense	20,742	15,530	33.56%
Net interest income - taxable equivalent	30,357	31,071	-2.30%
Less: taxable equivalent adjustment	1,087	964	12.76%
Net interest income	29,270	30,107	-2.78%
Provision for loan and lease losses	165	610	-72.95%
Net interest income after provision for loan and lease losses	29,105	29,497	-1.33%
Noninterest income	8,164	7,142	14.31%
Noninterest expense	25,141	22,638	11.06%
Provision for income taxes	3,568	4,297	-16.97%
Net income	$8,560	$9,704	-11.79%
PER SHARE DATA
Basic earnings	$0.79	$0.90	-12.22%
Diluted earnings	$0.79	$0.89	-11.24%
Shares outstanding	10,792,797	10,771,778
Weighted average shares -
Basic	10,791,224	10,767,905
Diluted	10,819,352	10,847,842
Dividends paid on common shares	$0.32	$0.30
PERFORMANCE RATIOS
Return on average assets	1.08%	1.27%	-14.96%
Return on average equity	11.31%	13.93%	-18.81%
Return on average realized equity (A)	11.25%	13.74%	-18.12%
Net interest margin (taxable equivalent)	4.14%	4.35%	-4.83%
Efficiency (taxable equivalent) (B)	65.21%	59.00%	10.53%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,500	$13,581
Provision for loan losses	165	610
Charge offs	(245)	(226)
Recoveries	75	78
Net charge-offs	(170)	(148)
End of period	$14,495	$14,043
Non-performing assets:
Non-accrual loans	$3,139	$2,339
Loans 90+ days past due and still accruing	—	—
Other real estate owned	—	38
Troubled debt restructurings	—	113
Total non-performing assets	$3,139	$2,490
to total assets:	0.20%	0.16%
to total loans plus OREO:	0.26%	0.21%
Allowance for loan losses to total loans	1.21%	1.17%
Net charge-offs	$170	$148
Net charge-offs to average loans outstanding	0.03%	0.01%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	6/30/2007	6/30/2006	Percent Increase (Decrease)
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
End of period balances
Cash and cash equivalents	$41,451	$84,225	-50.79%
Securities available for sale	260,198	246,667	5.49%
Securities held to maturity	2,653	3,323	-20.16%
Total securities	262,851	249,990	5.14%
Real estate - construction	215,142	178,835	20.30%
Real estate - 1-4 family residential	317,879	300,935	5.63%
Real estate - commercial and multifamily	524,527	574,285	-8.66%
Commercial, financial and agricultural	100,441	102,220	-1.74%
Consumer loans	29,580	35,597	-16.90%
All other loans	6,266	6,936	-9.66%
Total loans	1,193,835	1,198,808	-0.41%
Deferred loan costs	1,012	617	64.02%
Allowance for loan losses	(14,495)	(14,043)	3.22%
Net loans	1,180,352	1,185,382	-0.42%
Bank owned life insurance	10,471	—	—
Other assets	98,975	74,652	32.58%
Total assets	1,583,629	1,594,249	-0.67%
Noninterest bearing deposits	233,110	260,067	-10.37%
Money market & interest checking	315,840	332,407	-4.98%
Savings	91,553	106,150	-13.75%
CD’s and other time deposits	595,839	598,084	-0.38%
Total deposits	1,236,342	1,296,708	-4.66%
Federal funds purchased and securities sold under agreements to repurchase	—	—	N/A
Federal Home Loan Bank advances	85,500	75,000	14.00%
Subordinated debt	20,619	20,619	0.00%
Commercial paper	73,724	48,860	50.89%
Other borrowed funds	873	12	>100.00%
Other liabilities	11,555	10,811	6.88%
Total liabilities	1,428,613	1,452,010	-1.61%
Total stockholders’ equity	$155,016	$142,239	8.98%
Accumulated comprehensive loss	$(1,972)	$(2,539)	-22.33%

Average balances
	For the Three Months Ended		Percent Increase (Decrease)
	6/30/2007	6/30/2006
Total assets	$1,582,575	$1,559,265	1.49%
Total stockholders’ equity	$154,045	$142,583	8.04%

	For the Six Months Ended
	6/30/2007	6/30/2006
Total assets	$1,595,169	$1,542,399	3.42%
Total stockholders’ equity	$152,685	$140,485	8.68%
OTHER DATA
End of period full time employees	536	558

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	6/30/2007	6/30/2006
Interest Income
Loans, including fees	$22,278	$20,834	6.93%
Deposits in other banks	4	29	-86.21%
Investment securities:
Taxable	1,715	1,512	13.43%
Tax-exempt	926	845	9.59%
Dividends	134	111	20.72%
Federal funds sold	9	133	-93.23%
Total interest income	25,066	23,464	6.83%
Interest Expense
Deposits	7,843	6,594	18.94%
Federal funds repurchased and securities sold under agreements to repurchase	117	64	82.81%
Federal Home Loan Bank advances	969	623	55.54%
Subordinated debt	421	402	4.73%
Commercial paper	791	531	48.96%
Other borrowings	10	8	25.00%
Total interest expense	10,151	8,222	23.46%
Net interest income	14,915	15,242	-2.15%
Provision for loan losses	—	100	-100.00%
Net interest income after provision for loan losses	14,915	15,142	-1.50%
Noninterest Income
Retail banking fees	1,920	1,767	8.66%
Commissions and fees from fiduciary activities	857	781	9.73%
Brokerage fee income	294	170	72.94%
Other operating income	651	246	>100.00%
Gain on sale of premises and equipment	1	80	-98.75%
Losses on securities available for sale	(32)	(18)	77.78%
Mortgage banking-related fees	645	853	-24.38%
Total noninterest income	4,336	3,879	11.78%
Noninterest Expense
Compensation and employee benefits	7,037	6,596	6.69%
Net occupancy	885	732	20.90%
Supplies and equipment	1,166	1,016	14.76%
Amortization-intangible assets	161	157	2.55%
Marketing	393	307	28.01%
State franchise taxes	299	216	38.43%
Data processing	430	308	39.61%
Telecommunications	236	272	-13.24%
Professional fees	378	148	>100.00%
Other operating expenses	1,869	1,703	9.75%
Total noninterest expense	12,854	11,455	12.21%
Income before income taxes	6,397	7,566	-15.45%
Income tax expense	1,856	2,326	-20.21%
Net income	$4,541	$5,240	-13.34%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Six Months Ended		Percent Increase (Decrease)
	6/30/2007	6/30/2006
Interest Income
Loans, including fees	$44,264	$40,268	9.92%
Deposits in other banks	10	65	-84.62%
Investment securities:
Taxable	3,549	3,010	17.91%
Tax-exempt	1,869	1,659	12.66%
Dividends	260	226	15.04%
Federal funds sold	61	409	-85.09%
Total interest income	50,013	45,637	9.59%
Interest Expense
Deposits	16,373	12,556	30.40%
Federal funds repurchased and securities sold under agreements to repurchase	225	148	52.03%
Federal Home Loan Bank advances	1,746	1,205	44.90%
Subordinated debt	838	776	7.99%
Commercial paper	1,545	833	85.47%
Other borrowings	16	12	33.33%
Total interest expense	20,743	15,530	33.57%
Net interest income	29,270	30,107	-2.78%
Provision for loan losses	165	610	-72.95%
Net interest income after provision for loan losses	29,105	29,497	-1.33%
Noninterest Income
Retail banking fees	3,663	3,375	8.53%
Commissions and fees from fiduciary activities	1,685	1,592	5.84%
Brokerage fee income	550	396	38.89%
Other operating income	1,058	416	>100.00%
(Losses) Gains on sale of premises and equipment	(4)	76	-105.26%
Losses on securities available for sale	(32)	(199)	-83.92%
Mortgage banking-related fees	1,244	1,486	-16.29%
	—
Total noninterest income	8,164	7,142	14.31%
Noninterest Expense
Compensation and employee benefits	13,856	13,197	4.99%
Net occupancy	1,759	1,498	17.42%
Supplies and equipment	2,286	1,992	14.76%
Amortization-intangible assets	325	257	26.46%
Marketing	642	432	48.61%
State franchise taxes	543	463	17.28%
Data processing	898	691	29.96%
Telecommunications	475	547	-13.16%
Professional fees	528	279	89.25%
Other operating expenses	3,829	3,282	16.67%
Total noninterest expense	25,141	22,638	11.06%
Income before income taxes	12,128	14,001	-13.38%
Income tax expense	3,568	4,297	-16.97%
Net income	$8,560	$9,704	-11.79%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in thousands)

	Three months ended June 30,
	2007			2006
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,209,394	$22,317	7.40%	$1,188,071	$20,886	7.05%
Investment securities
Taxable	164,210	1,849	4.45%	154,145	1,622	4.22%
Tax exempt	93,876	1,425	6.01%	84,328	1,300	6.18%

Total investments	258,086	3,274	5.02%	238,473	2,922	4.91%
Interest bearing deposits	378	4	4.19%	3,842	29	3.03%
Federal funds sold	667	9	5.34%	22,605	133	2.36%

	259,131	3,287	5.02%	264,920	3,084	4.67%

Total earning assets	1,468,525	25,604	6.99%	1,452,991	23,970	6.62%

Total nonearning assets	114,050			106,274

Total assets	$1,582,575			$1,559,265

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$164,391	$70	0.17%	$175,080	$243	0.56%
Money market	149,997	898	2.40%	156,687	679	1.74%
Savings	95,490	325	1.37%	109,907	173	0.63%
Time deposits:
Less than $100,000	397,884	4,199	4.23%	392,281	3,609	3.69%
$100,000 and more	204,382	2,351	4.61%	184,713	1,890	4.10%

Total interest-bearing deposits	1,012,144	7,843	3.11%	1,018,668	6,594	2.60%
Federal funds purchased and securities sold under agreements to repurchase	8,352	117	5.54%	18,884	64	1.36%
Federal Home Loan Bank advances	73,643	968	5.20%	55,496	623	4.50%
Subordinated debt	20,619	421	8.08%	20,619	402	7.82%
Commercial paper	69,605	791	4.50%	48,451	531	4.40%
Other borrowings	715	11	6.09%	468	8	6.86%

	172,934	2,308	5.28%	143,918	1,628	4.54%

Total interest-bearing liabilities	1,185,078	10,151	3.43%	1,162,586	8,222	2.84%

Total noninterest-bearing liabilities	243,452			254,096

Total liabilities	1,428,530			1,416,682
Stockholders' equity	154,045			142,583

Total liabilities and stockholders' equity	$1,582,575			$1,559,265

Net interest income (tax equivalent)		$15,453			$15,748

Average interest rate spread			3.57%			3.78%
Interest expense as percentage of average earning assets			2.77%			2.27%
Net interest margin			4.22%			4.35%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in thousands)

	Six months ended June 30,
	2007			2006
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,214,647	$44,343	7.36%	$1,173,227	$40,338	6.93%
Investment securities
Taxable	169,495	3,809	4.47%	153,548	3,236	4.25%
Tax exempt	94,363	2,876	6.06%	82,485	2,553	6.24%

Total investments	263,858	6,685	5.04%	236,033	5,789	4.95%
Interest bearing deposits	501	10	3.97%	4,895	65	2.68%
Federal funds sold	2,241	61	5.41%	26,627	409	3.10%

	266,600	6,756	5.04%	267,555	6,263	4.72%

Total earning assets	1,481,247	51,099	6.96%	1,440,782	46,601	6.52%

Total nonearning assets	113,922			101,616

Total assets	$1,595,169			$1,542,398

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$161,918	$133	0.17%	$177,160	$443	0.50%
Money market	164,755	2,154	2.64%	161,649	1,380	1.72%
Savings	96,002	627	1.32%	114,970	369	0.65%
Time deposits:
Less than $100,000	406,338	8,632	4.28%	382,272	6,794	3.58%
$100,000 and more	209,001	4,827	4.66%	180,040	3,570	4.00%

Total interest-bearing deposits	1,038,014	16,373	3.18%	1,016,091	12,556	2.49%
Federal funds purchased and securities sold under agreements to repurchase	8,118	225	5.51%	17,281	148	1.73%
Federal Home Loan Bank advances	67,956	1,745	5.11%	55,959	1,205	4.34%
Subordinated debt	20,619	838	8.08%	20,619	776	7.59%
Commercial paper	66,721	1,545	4.61%	39,576	833	4.24%
Other borrowings	531	16	5.99%	361	12	6.70%

	163,945	4,369	5.30%	133,796	2,974	4.48%

Total interest-bearing liabilities	1,201,959	20,742	3.47%	1,149,887	15,530	2.72%

Total noninterest-bearing liabilities	240,525			252,026

Total liabilities	1,442,484			1,401,913
Stockholders' equity	152,685			140,485

Total liabilities and stockholders' equity	$1,595,169			$1,542,398

Net interest income (tax equivalent)		$30,357			$31,071

Average interest rate spread			3.49%			3.80%
Interest expense as percentage of average earning assets			2.82%			2.17%
Net interest margin			4.14%			4.35%